UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2001

HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-23653 (Commission File Number)	74-487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600
(Registrant's telephone number, including area code)

Item 5.     Other Events.

        On April 23, 2001, Horizon Offshore, Inc. issued the press release attached hereto as Exhibit 99 regarding its first quarter results for 2001.

Item 7.     Financial Statements and Exhibits.

        (b)    Exhibits.

99	Press release issued by Horizon Offshore, Inc. on April 23, 2001, announcing first quarter results for 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President and Chief Financial Officer

Dated: April 27, 2001

EXHIBIT 99

Horizon Offshore Reports First Quarter Earnings

        HOUSTON, April 23 -- Horizon Offshore, Inc. (Nasdaq: HOFF) today reported first quarter net income of $2.7 million or $0.12 per share-diluted before an extraordinary charge of $0.6 million net of tax, compared with a net loss of $0.3 million or $0.02 per share-diluted, for the first quarter of 2000.

        For the first quarter of 2001, Horizon reported gross profit of $9.5 million, or 17.6 percent, on contract revenues of $54.1 million, compared with gross profit of $1.1 million, or 7.1 percent, on contract revenues of $15.9 million last year. Pre-tax net income of $4.2 million and an income tax provision of $1.5 million were recorded for the first quarter of 2001, compared with a pre-tax net loss of $2.6 million and income tax benefit of $0.9 million in the first quarter of 2000.

        In February 2001, Horizon sold 3,800,000 shares of common stock in a secondary offering and received $66.3 million after deducting the underwriting discount and expenses. The Company used $30.0 million to reduce indebtedness and plans to use $10.0 million to support a deep water joint venture with Cal Dive. The remainder will be used for general corporate purposes, including funding capital expenditures to expand our operating capabilities and potential vessel acquisitions.

        The repayment of $30.0 million of debt resulted in a $0.9 million ($0.6 million net-of-tax) extraordinary charge for the early extinguishments of debt. In March 2001, Horizon also replaced its revolving credit facility with Wells Fargo Bank by entering into a revolving line of credit with a syndicate agented by Southwest Bank of Texas. This resulted in a non-cash write-off of $0.2 million recorded as interest expense.

        "We are pleased with the results for the first quarter, which reflect the strong performance of our offshore and onshore personnel worldwide and the execution of our project management in an extremely competitive environment," said Bill J. Lam, president and chief executive officer.

        "Key industry fundamentals such as jack-up drilling rig utilization, natural gas prices, and increased capital spending by oil and gas companies continue to support what we believe will be a strong second half of 2001, that we also expect to carry through into 2002. We have positioned Horizon to participate in the deep water market segments by forming a joint venture with Cal Dive International, Inc. that will conduct deepwater reel pipelaying projects in the U.S. Gulf of Mexico. Reel pipelaying operations will create a new revenue base for Horizon in the deepwater market segments, further broadening our range of services. The recent central Gulf of Mexico lease sale was held in March and showed a high level of interest by oil and gas companies, especially in the shallow water segment. We are well positioned to take advantage of the increasing activity in the shallow water market of the Gulf of Mexico," added Lam.

        Horizon Offshore provides marine construction services to the offshore oil and gas industry, primarily in the Gulf of Mexico. The Company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas from newly installed production platforms and other subsea production systems, and the installation and abandonment of production platforms.

        This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors and other material factors that are described from time to time in the Company's filing with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

                          COMPARATIVE TABLES FOLLOW:
                            Horizon Offshore, Inc.
                     Summary Financial and Operating Data
                                 (Unaudited)
                                                       Three Months Ended
                                                            March 31,
                                                      2001            2000
    Income Statement Data                     (In thousands, except share and
                                                         per share data)

    Contract revenues                          $     54,056    $     15,906
    Cost of contract revenues                        44,517          14,781
        Gross profit                                  9,539           1,125
    Selling, general and administrative expenses      3,592           2,010
         Operating income (loss)                      5,947            (885)

    Other income (expense):
         Interest expense                            (2,062)         (1,768)
         Interest income                                293              99
         Gain (Loss)  Sale of Fixed Assets              (22)            ---
         Other income (expense)                           2              (1)
    Net income (loss) before income taxes,
     extraordinary item and cumulative effect
     of accounting change                             4,158          (2,555)

    Income tax provision (benefit)                    1,502            (869)

    Net income (loss) before extraordinary item and
     cumulative effect of accounting change    $      2,656    $     (1,686)
    Extraordinary item, pre-payment penalty
     net of $304 income tax                            (568)            ---
    Cumulative effect of accounting change net of
     $743 income tax                                    ---           1,381
    Net income (loss)                          $      2,088    $       (305)

    Earnings per share:
    Net income (loss) before extraordinary item
     and cumulative effect of accounting
     change - basic                            $        .13    $      (0.09)

    Extraordinary item
                                               $       (.03)   $        ---
    Cumulative effect of accounting change     $        ---    $       0.07
    Net income (loss) per share - basic        $        .10    $      (0.02)

    Net income (loss) before extraordinary
     item and cumulative effect of accounting
     change - diluted                          $        .12    $      (0.09)

    Extraordinary item                         $       (.02)   $        ---
    Cumulative effect of accounting change     $        ---    $       0.07
    Net income (loss) per share - diluted      $        .10    $      (0.02)

    Shares used in computing net income (loss)
     per share - basic                           20,442,650      18,804,379
    Shares used in computing net income (loss)
     per share - diluted                         21,506,215      18,804,379

    Other Non-GAAP Financial Data:
    EBITDA(A)                                  $      8,744    $        681

    Other Financial Data:
    Depreciation and amortization              $      2,817    $      1,567
    Capital expenditures                              2,646           3,932

    (A)  Horizon calculates EBITDA (earnings before interest, income taxes, depreciation and amortization) as net income or loss plus income taxes, net interest expense, depreciation and amortization.  EBITDA is a supplemental financial measurement used by Horizon and investors in the marine construction industry in the evaluation of its business.